UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2006
TRANSACT TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

7 Laser Lane, Wallingford, CT		06492
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(203) 859-6800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
New Facility Lease
On November 27, 2006, TransAct Technologies Incorporated entered into a lease agreement for office space for a new, approximately 11,000 square feet corporate headquarters located at One Hamden Center, 2319 Whitney Avenue, Suite 3-B, Hamden, CT. The lease has a ten-year term commencing on the later of (i) April 23, 2007, or (ii) the completion of certain tenant specified improvements to the premises. The lease also provides for escalating rent payments, as well as an option to renew and extend the lease for two terms of five years each at the expiration of the initial term of the lease. Assuming an April 23, 2007 commencement date, minimum annual rental payments required under this non-cancelable lease are as follows: $93,000 in 2007, $140,000 in 2008, $155,000 in 2009; $162,000 in 2010; $191,000 in 2011; and $1,209,000 thereafter.
In addition, on November 28, 2006 we executed an agreement effective May 1, 2007 to terminate the lease agreement for our existing corporate headquarters located in Wallingford, CT (the “Release Agreement”). Prior to the execution of the Release Agreement, we accrued for the remaining non-cancelable lease payments and other related costs for this facility through the expiration date of the lease (March 31, 2008). As a result of the Release Agreement and the early termination of the old lease, we expect to reverse approximately $400,000 of previously accrued restructuring reserve in the fourth quarter of 2006.
Item 8.01 Other Events.
New Credit Facility
On November 28, 2006, we signed a new, five-year $20 million credit facility (the “New TD Banknorth Credit Facility”) with TD Banknorth, N.A. (“TD Banknorth”). The new credit facility provides for a $20 million revolving credit line expiring on November 28, 2011. The New TD Banknorth Credit facility replaces an existing $11.5 million credit facility also with TD Banknorth. Due to TransAct’s improved financial performance, our New TD Banknorth Credit Facility provides substantially improved terms compared to our existing credit facility, including lower on-going costs, fewer financial covenants, reduced reporting requirements and a lower interest rate. Borrowings under the new revolving credit line bear a floating rate of interest at the prime rate minus one-percent and are secured by a lien on all of our assets. The New TD Banknorth Credit Facility imposes certain quarterly financial covenants on us and restricts the payment of dividends on our common stock and the creation of other liens.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TRANSACT TECHNOLOGIES INCORPORATED
By: /s/ Steven A. DeMartino
Steven A. DeMartino
Executive Vice President, Chief Financial Officer,
   Treasurer and Secretary
Date: December 1, 2006

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